Exhibit 99.1

August 16, 2019	Flowers Foods (NYSE: FLO)

FLOWERS FOODS ANNOUNCES ELECTION OF

PRESIDENT AND CEO RYALS McMULLIAN TO BOARD OF DIRECTORS

THOMASVILLE, Ga. – Flowers Foods, Inc. (NYSE: FLO), producer of Nature’s Own, Dave’s Killer Bread, Wonder, Tastykake, and other bakery foods, today announced that its board of directors has elected Flowers Foods President and CEO Ryals McMullian as a director. The election is effective immediately and brings the number of board members to nine.

“We are pleased to welcome Ryals to the board,” said George E. Deese, non-executive chairman of the board. “He’s been leading efforts across the company to grow in new areas, optimize processes, and strengthen our competitive position, and brings solid legal and M&A experience to the board. We look forward to his contributions.”

Commenting on the election, Benjamin H. Griswold, IV, presiding director of Flowers’ board, said: “Ryals is committed to delivering results and enhancing shareholder value for Flowers Foods. We know his insights and contributions will add tremendous value to the board during the company’s evolution to a national branded food company.”

McMullian has served as president and CEO following his election to the position in May 2019. Since 2016, he has directed Flowers Foods’ transformation under Project Centennial, serving as chief strategy officer and then chief operating officer. Prior to that, he served as deputy general counsel and vice president of mergers and acquisitions. He joined the company in 2003.

About Flowers Foods

Headquartered in Thomasville, Ga., Flowers Foods, Inc. (NYSE: FLO) is one of the largest producers of fresh packaged bakery foods in the United States with 2018 sales of $4 billion. Flowers operates bakeries across the country that produce a wide range of bakery products. Among the company’s top brands are Nature’s Own, Dave’s Killer Bread, Wonder, and Tastykake. Learn more at www.flowersfoods.com.

Investor Contact: J.T. Rieck (229) 227-2253

Media Contact: Paul Baltzer (229) 227-2380

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements relate to current expectations regarding long-term strategic and other objectives of management and the expected benefits of the management transition and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to, (a) general economic and business conditions and the competitive conditions in the baked foods industry, including promotional and price competition, (b) changes in consumer demand for our products, including changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products, (c) the success of productivity improvements and new product introductions, (d) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, including as a result of product recalls or safety concerns related to our products, (e) fluctuations in commodity pricing, (f) energy and raw material costs and availability and hedging and counterparty risk, (g) our ability to fully integrate recent acquisitions into our business, (h) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value, (i) our ability to successfully implement our business strategies, including those strategies the company has initiated under Project Centennial, which may involve, among other things, the integration of recent acquisitions or the acquisition or disposition of assets at presently targeted values, the deployment of new systems and technology and an enhanced organizational structure, (j) consolidation within the baking industry and related industries, (k) disruptions in our direct-store delivery system, including litigation or an adverse ruling from a court or regulatory or government body that could affect the independent contractor classification of our independent distributors, (l) increasing legal complexity and legal proceedings that we are or may become subject to, (m) product recalls or safety concerns related to our products, and (n) the failure of our information technology systems to perform adequately, including any interruptions, intrusions or security breaches of such systems. The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other public disclosures made by the company, including the risk factors included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC and company press releases, for other factors that may cause actual results to differ materially from those projected by the company. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.